UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2011

Strategic Storage Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53644

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 10, 2011, Strategic Storage Trust, Inc. (the “Registrant”) and 11 special purpose entities (the “Property SPEs”) wholly-owned by Strategic Storage Operating Partnership, L.P., the Registrant’s operating partnership, closed on the purchase of 11 self storage facilities located in Georgia, New Jersey, New York, Pennsylvania and Virginia (the “B&B Portfolio”). In connection with such closing, the Registrant and the Property SPEs entered into a loan agreement and various other documents in connection with 11 individual loans obtained from ING Life Insurance and Annuity Company (“ING”) (collectively, the “ING Loan”) to partially fund the purchase price for the B&B Portfolio. Please see Item 2.03 below for a description of the ING Loan.

Item 2.01.	Completion of Acquisition or Disposition of Assets

As reported earlier, on March 25, 2011, the Registrant, through a wholly-owned subsidiary of the Registrant’s operating partnership, entered into a purchase and sale agreement with an unaffiliated third party for the acquisition of the B&B Portfolio.

The Registrant purchased the B&B Portfolio on June 10, 2011 for an aggregate purchase price of approximately $44 million, plus closing costs and acquisition fees. The Registrant funded the acquisition of the B&B Portfolio using cash and proceeds from the loan described in Item 2.03 below. The Registrant paid its advisor an acquisition fee of $1,100,750 in connection with this acquisition.

A summary of the properties in the B&B Portfolio is as follows:

Property	Acquisition Price	Year Built/ Converted	Approx. Units	Approx. Rentable Sq. Ft. (net)
Peachtree City – GA	$5,290,000	1988/1992	670	123,400
Buford – GA	$2,500,000	2002	520	68,900
Jonesboro – GA	$2,440,000	2002	730	106,400
Ellenwood – GA	$2,260,000	1998	300	40,700
Marietta II – GA	$2,620,000	1998/2008	480	61,200
Collegeville – PA	$3,030,000	1996	540	58,400
Skippack – PA	$2,340,000	2004	390	56,300
Ballston Spa – NY	$5,030,000	2002	690	82,800
Trenton – NJ	$7,620,000	2003	660	85,100
Fredericksburg – VA	$4,180,000	2000	630	59,600
Sandston – VA	$6,720,000	2005/2006	680	78,100

Total	$44,030,000		6,290	820,900

The Registrant’s portfolio now includes 72 wholly-owned properties in 17 states and Canada.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 10, 2011, the Registrant, through the Property SPEs, entered into the ING Loan in the total principal amount of approximately $22 million. The proceeds from the ING Loan were used to fund the acquisition of the B&B Portfolio described in Item 2.01 above. Each of the individual loans comprising the ING Loan has a term of 30 years and matures on July 1, 2041. ING has the option to require payment of the loan in full every five years beginning on July 1, 2021. Each of the loans bears a fixed interest rate of 5.47%, based on a 30-year amortization schedule. Payments of principal and interest are due on a monthly basis, and the Registrant may prepay the ING Loan after July 1, 2012 upon 60 days’ written notice to ING, subject to a prepayment premium.

The ING Loan consists of 11 separate loans, each of which is secured by a Security Agreement and a Mortgage, Deed of Trust or Deed to Secure Debt on one of the properties in the B&B Portfolio (the “Encumbered Properties”). Each of the 11 individual loans also carries with it a Promissory Note and Assignment of Leases and Rents. The terms of these four agreements are identical other than information that specifically relates to the properties individually. The security instruments for each Encumbered Property are cross-collateralized and cross-defaulted with those related to the other Encumbered Properties. In addition, each of the Property SPEs has entered into a Guaranty of Affiliate Loans, guaranteeing the obligations under each of the other 10 Promissory Notes. Each Guaranty of Affiliate Loans is secured by a junior security interest in the Encumbered Property owned by the respective Property SPE. Forms of each of the agreements described herein are attached as Exhibits 10.2 through 10.6 to this Current Report on Form 8-K.

The Registrant has guaranteed the obligations of the Property SPEs under the ING Loan in certain limited circumstances set forth in the limited guaranties, a form of which is attached hereto as Exhibit 10.7. The ING Loan contains a number of other customary terms and covenants.

The description of the ING Loan above is qualified in its entirety by the relevant loan documents attached hereto as Exhibits 10.1 through 10.7 to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure

On June 14, 2011, Strategic Storage Trust, Inc. (the “Registrant”) issued a press release regarding the closing of the acquisition described above in Item 2.01. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Real Estate Acquired.

Since it is impracticable to provide the required financial statements for the acquired real estate described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before August 26, 2011 by amendment to this Form 8-K.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d) Exhibits

10.1	Loan Agreement by and among ING Life Insurance and Annuity Company, 11 Special-Purpose Entities, and Strategic Storage Trust, Inc. dated June 10, 2011

10.2	Form of Mortgage, Deed of Trust or Deed to Secure Debt

10.3	Form of Security Agreement

10.4	Form of Promissory Note

10.5	Form of Assignment of Leases and Rents

10.6	Form of Guaranty of Affiliate Loans

10.7	Form of Limited Guaranty

99.1	Press Release Announcing the Acquisition of the B&B Portfolio

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST, INC.

Date: June 14, 2011	By:	/s/ Michael S. McClure
Michael S. McClure
Chief Financial Officer